UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 19, 2024

GAIN THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40237	85-1726310
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 Montgomery Lane, Suite 220

Bethesda, Maryland 20814

(Address of principal executive offices) (Zip Code)

(301) 500-1556

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	GANX	The Nasdaq Stock Market LLC

Item 5.02. Departure of Directors or Principal Officers, Election of Directors, Appointment of Principal Officers

Resignation of Chief Financial Officer

On February 19, 2024, Gain Therapeutics, Inc. (the “Company”) received notice of the resignation of C. Evan Ballantyne as the Company’s Chief Financial Officer, and all other positions held at the Company, to be effective March 1, 2024.

Appointment of Principal Financial Officer

On February 21, 2024, the Board of Directors of the Company appointed Gianluca Fuggetta, the Company’s current Senior Director, Finance & Corporate Reporting and Principal Accounting Officer, as the Company’s Vice President of Finance and to also serve as the Company’s  Principal Financial Officer, to be effective March 1, 2024. The Company has initiated a search to identify its next Chief Financial Officer.

Mr. Fuggetta, age 35,  has served as the Company’s Senior Director and Principal Accounting Officer since January 2023 and served as the Company’s Finance Director from July 2022 to December 2022. Prior to joining the Company, Mr. Fuggetta held various positions of increasing responsibility at PricewaterhouseCoopers from September 2013 until June 2022, most recently holding the position of Assurance Manager. He earned a B.S. in Business Administration and Management at the Università Cattolica del Sacro Cuore and a Master’s in Accounting, Auditing and Control at the Università Bocconi.

There is no arrangement or understanding between Mr. Fuggetta and any other person pursuant to which Mr. Fuggetta has been appointed as Principal Financial Officer, and there is no family relationship between Mr. Fuggetta and any of the Company’s directors or executive officers. Mr. Fuggetta has no interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAIN THERAPEUTICS, INC.

Dated: February 22, 2024	By:	/s/ Matthias Alder
	Name:	Matthias Alder
	Title:	Chief Executive Officer

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